UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2006, Hansen Natural Corporation ("Hansen" or the "Company") received a Nasdaq Staff Determination letter from The Nasdaq Stock Market stating that because the Company has not yet filed its Form 10-Q for the quarter ended September 30, 2006, it is not in compliance with the filing requirements for continued listing under Nasdaq Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from the Nasdaq Capital Market. The Company intends to request a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to review the Nasdaq Staff Determination. Pending a decision by the Panel, Hansen's shares will remain listed on the Nasdaq Capital Market. However, there can be no assurance that the Panel will grant the Company's request for continued listing. A copy of Hansen’s press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On November 14, 2006 a complaint was filed in the Superior Court of the State of California, County of Riverside, entitled "Pamela Plotkin, Derivatively on Behalf of Hansen Natural Corporation, Plaintiff, vs. Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall, Michael Schott, Kirk S. Blower, Thomas J. Kelly, Harold C. Taber, Jr., Mark S. Vidergauz, Benjamin M. Polk, Norman C. Epstein, Sydney Selati, Tim M. Welch and Does 1-25, inclusive, as defendants, and Hansen Natural Corporation as nominal defendant".

The lawsuit is a derivative action brought by a shareholder of Hansen Natural Corporation (the "Company") on behalf of the Company against certain of its officers and directors seeking to remedy defendants' alleged violations of state law, including breaches of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment and violations of the California Corporations Code that have allegedly caused substantial losses to Hansen and other damages, such as to its reputation and goodwill.

The lawsuit alleges that dating back to at least 1996, defendants caused or allowed the Company's insiders to manipulate stock-option grant dates so as to secretly maximize their profit from the stock options, while not recording material compensation expense. The lawsuit further claims that defendants "have caused or allowed Hansen: (i) to file materially false and misleading financial statements that materially understated its compensation expenses and materially overstated its quarterly and annual net income and earnings per share; and (ii) to make disclosures in its periodic filings and proxy statements that falsely portrayed Hansen's options as having been granted at exercise prices equal to the fair market value of Hansen's common stock on the date of the grant."

The action seeks on behalf of the Company, among other things, damages, corporate governance reforms, an accounting, rescission, restitution and the declaration of a constructive trust to remedy defendants' alleged violations of state law.

Although the ultimate outcome of this matter cannot be determined with certainty, the Company believes that the complaint is without merit. The Company intends to vigorously defend against the lawsuit.

To the extent that any complaint served upon the Company in the future contains allegations similar to those contained in the complaint described above, the Company does not intend to issue an additional report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 - Press release dated November 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: November 20, 2006	/s/ Hilton H. Schlosberg

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Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer